UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2013

The ExOne Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

127 Industry Boulevard North Huntingdon, PA		15642
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(724) 863-9663

Not Applicable
______________________________________________
Former name or former address, if changed since last report

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 31, 2013, The ExOne Company issued a press release announcing that it has opened a new Production Service Center (“PSC”) in Auburn, Washington, near Tacoma. Additionally, the Company announced the establishment of sales centers in Sao Paulo, Brazil and Shanghai, China.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

On July 31, 2013, The ExOne Company also issued a press release announcing that it will release its second quarter 2013 financial results after the closing of financial markets on Tuesday, August 13, 2013 and that a conference call and webcast will be held at 8:30 a.m. Eastern Time on Wednesday, August 14, 2013, in which management will review the financial and operating results for the quarter and discuss ExOne’s corporate strategies and outlook.  ExOne also announced that the expiration of the 180-day post IPO lock-up agreements with respect to approximately 7,072,105 shares of common stock will be extended automatically from August 5, 2013 to 11:59 p.m. on August 30, 2013, due to the timing of the release of the Company’s second quarter 2013 financial results.  A copy of the press release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated July 31, 2013 titled ExOne Opens Sixth Production Service Center and Announces Plans for Two New Sales Centers in Brazil and China

99.2	Press Release of The ExOne Company dated July 31, 2013 titled The ExOne Company Announces Second Quarter 2013 Financial Results Release and Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The ExOne Company

Dated: July 31, 2013	By:	/s/ John Irvin
Name: John Irvin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated July 31, 2013 titled ExOne Opens Sixth Production Service Center and Announces Plans for Two New Sales Centers in Brazil and China

99.2	Press Release of The ExOne Company dated July 31, 2013 titled The ExOne Company Announces Second Quarter 2013 Financial Results Release and Conference Call